UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2020

HOUSTON WIRE & CABLE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-52046	36-4151663
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

10201 North Loop East
Houston, TX	77029
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 609-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	HWCC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

                                                                                                                                                                  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David Nierenberg to Board of Directors

On March 11, 2020, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Houston Wire & Cable Company (the “Company”), the Board expanded the size of the Board to eight directors effective as of March 16, 2020 and elected David Nierenberg as a new director to fill the newly-created vacancy. Mr. Nierenberg will initially be a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Nierenberg will serve until the Company’s 2020 annual meeting of stockholders, at which time he will be a nominee for election as a director by the stockholders.

Mr. Nierenberg will receive the Company’s standard compensation for non-employee directors. In addition, the Company and Mr. Nierenberg will enter into the Company’s standard Indemnification Agreement for directors.

Mr. Nierenberg, 66, is Founder and President of Nierenberg Investment Management Company, Inc. (NIMCO), which manages the D3 Family Funds. Mr. Nierenberg is also a member of the board of the Washington State Investment Board, Flotek Industries, Inc. (NYSE: FTK), Riverview Bancorp (NYSE: RVSB), Rosetta Stone (NYSE: RST) and The National WWII Museum, and he chairs the board of the Ira Millstein Center for Global Markets and Corporate Ownership at Columbia Law School. He is a graduate of Yale University and Yale Law School.

Amendment of Amended and Restated Executive Employment Agreement

On March 11, 2020, the Company and James L. Pokluda III, its President and Chief Executive Officer, entered into an amendment to the Company’s employment agreement with Mr. Pokluda. The amendment modifies the description of Mr. Pokluda’s annual cash bonus to align it with how the incentive bonus program has operated since January 2019, when Mr. Pokluda’s maximum bonus opportunity was increased to equal 140% of his base salary, based on achievement of performance goals to be agreed by the Compensation Committee and Mr. Pokluda.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to Amended and Restated Executive Employment Agreement, dated as of March 11, 2020, between James L. Pokluda III and Houston Wire & Cable Company

99.1	Press release dated March 11, 2020, announcing the election of David Nierenberg to the Board of Directors of Houston Wire & Cable Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON WIRE & CABLE COMPANY

Date: March 12, 2020	By:	/s/ James L. Pokluda III
	Name:	James L. Pokluda III
	Title:	President and Chief Executive Officer